TERMINATION AGREEMENT

         AGREEMENT (this "Agreement") dated January 4, 2002, between Euston Investments Holdings Limited ("Euston") and FOCUS Enhancements, Inc. ("FOCUS"). In consideration of the mutual covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1.       Termination.

                  (a) (i) that the exercise price of that certain warrant, issued to Euston on June 9, 2000, representing the right to purchase up to 250,000 shares of FOCUS's common stock (the "Warrant"), is hereby reduced from $1.625 to $0.75 (subject to adjustment in the Warrant), for the remainder of the term of the Warrant and Euston shall have until June 12, 2003 to exercise the Warrant into such shares of common stock, (ii) that, except as otherwise set forth herein, the Private Equity Line of Credit Agreement, dated July 28, 2000 (as amended on February 6, 2001) between Euston and FOCUS, the agreements entered into in connection therewith (except the Warrant) and any amendments thereto (collectively, the "Purchase Agreement") are hereby terminated, whereupon the Purchase Agreement shall become null and void and of no further force or effect whatsoever, (iii) that no party shall have any further or continuing obligations under the Purchase Agreement, except for any registration rights with respect to the Warrants thereunder, and (iv) that, except as otherwise set forth herein, each party shall be irrevocably, unconditionally and generally released and forever discharged (each, a "Releasee") from any and all debts, obligations, reckonings, promises, covenants, agreements, contracts, endorsements, bonds, suits, actions, specialties, claims, controversies, causes of action, defaults, demands or judgments, at law or in equity, which any of such parties ever had, now has or hereafter can, shall or may have, against such Releasee under or in connection with the transactions contemplated by the Purchase Agreement; provided, however, that this termination and release shall have no force or effect whatsoever with respect to Euston's rights and FOCUS's obligations under the Warrants, including any registration rights under the Purchase Agreement. Euston shall not exercise the Warrant by means of a "cashless exercise" until after March 31, 2002 and thereafter only if there is no effective registration statement registering for resale by Euston the shares underlying the Warrant. The Warrants are and remain duly authorized by all necessary corporate action, including the reduction in the exercise price of the Warrants hereunder, and, when paid for or issued in accordance with the terms thereof, the shares of common stock underlying the warrants shall be validly issued and outstanding, fully paid and non-assessable, and Euston shall be entitled to all rights accorded to a holder of such common stock.

                  (b) The parties mutually agree not to make any defamatory or derogatory statements to any third party, whether written or oral, concerning one another from the beginning of the world to the end of time.

         2.       Miscellaneous.
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                           (a) Entire  Agreement.  This  Agreement  embodies the
         entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes any prior agreements and undertakings among the parties which relate to such subject matter.

                           (b)  Binding  Agreement.   This  Agreement  shall  be
         binding upon and inure to the benefit of the parties hereto, their respective successors, representatives and permitted assigns.

                           (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                           (d) Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of all other provisions hereof shall in no way be affected thereby.

                           (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one instrument. Execution may be made by delivery by facsimile.

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

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

                                            FOCUS ENHANCEMENTS, INC.


                                            By: /s/ Gary Williams
                                                -------------------------------
                                                    Gary Williams
                                                    V.P. of Finance & CFO

                                            EUSTON INVESTMENTS HOLDINGS LIMITED


                                            By: /s/ David Sims
                                                -------------------------------
                                                    David Sims
                                                    Director

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